UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2017

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3200 Guasti Road, Suite 100
Ontario, California	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

(1) On December 28, 2017, Kiwa Bio-Tech Products Group Corporation (“Kiwa” or the “Company”) entered into a Subscription and Debt Cancellation Agreement (the “Agreement”) with Wei Li pursuant to which the Company agreed to issue 811,148 shares of its newly-designated Series B Redeemable Convertible Preferred Stock (“Series B Preferred Stock”) in exchange for Mr. Li’s agreement to cancel $1,054,492 of accrued salary owing to him as of such date. The transaction contemplated by the Agreement was consummated on December 28, 2017. The Company’s Series B Preferred Stock has a liquidation preference which is pari passu with the Company’s Series A Preferred Stock, is entitled to vote on an as-converted basis, and is convertible into the Company’s Common Stock on a one-for-one basis at any time at the option of the holder. The Company is entitled to redeem the Series B Preferred Stock at an amount based upon its Original Issue Price ($1.30 per share).

(2) On December 22, 2017, the Company entered into a Common Stock Purchase Agreement with Tianao Zhang to purchase 1,540,000 shares of Company Common Stock for a total purchase price of $1,848,000 ($1.20 per share).

(3) On November 22, 2017, the Company entered into a Common Stock Purchase Agreement with Yongtao Yu to purchase 3,000,000 shares of Company Common Stock for a total purchase price of $3,600,000 ($1.20 per share).

Item 3.02 Unregistered Sales of Equity Securities.

(1) On December 28, 2017, the Company agreed to issue 811,148 shares of its newly-designated Series B Redeemable Convertible Preferred Stock (“Series B Preferred Stock”) to Wei Li in exchange for Mr. Li’s agreement to cancel $1,054,492 of accrued salary owing to him as of such date. The transaction contemplated by the Agreement was consummated on December 28, 2017. The Company’s Series B Preferred Stock has a liquidation preference which is pari passu with the Company’s Series A Preferred Stock, is entitled to vote on an as-converted basis, and is convertible into the Company’s Common Stock on a one-for-one basis at any time at the option of the holder. The Company is entitled to redeem the Series B Preferred Stock at an amount based upon its Original Issue Price ($1.30 per share).

(2) On December 22, 2017, the Company entered into a Common Stock Purchase Agreement with Tianao Zhang to purchase 1,540,000 shares of Company Common Stock for a total purchase price of $1,848,000 ($1.20 per share).

(3) On November 22, 2017, the Company entered into a Common Stock Purchase Agreement with Yongtao Yu to purchase 3,000,000 shares of Company Common Stock for a total purchase price of $3,600,000 ($1.20 per share).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 28, 2017, the Company’s Board of Directors adopted a resolution designating a new series of Preferred stock—Series B Redeemable Convertible Preferred Stock (“Series B Preferred Stock”). The board designated 811,148 shares of its authorized Preferred Stock par value $0.001 as Series B Preferred Stock. The Series B Preferred Stock has a liquidation preference which is pari passu with the Company’s Series A Preferred Stock, is entitled to vote on an as-converted basis, and is convertible into the Company’s Common Stock on a one-for-one basis at any time at the option of the holder. The Company is entitled to redeem the Series B Preferred Stock at an amount based upon its Original Issue Price ($1.30 per share).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Certificate of Designation for Series B Redeemable Convertible Preferred Stock

10.1	Subscription and Debt Cancellation Agreement between Kiwa Bio-Tech Products Group Corporation and Wei Li dated December 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2017

Kiwa Bio-Tech Products Group Corporation

/s/ Yvonne Wang
By:	Yvonne Wang
Title:	Chief Executive Officer